Exhibit 4.6

Upon recording, please return to:

Ms. Shawne Keenan

Eversheds Sutherland (US) LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SEVENTY-NINTH SUPPLEMENTAL

INDENTURE

Relating to the

2019 Future Advance Promissory Note and 2019 Reimbursement Note

Dated as of March 1, 2019

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA § 560-11-8-.14(A) BECAUSE THIS INSTRUMENT SECURES NOTES, THE HOLDERS OF WHICH ARE THE FEDERAL FINANCING BANK, AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA, AND THE U.S. DEPARTMENT OF ENERGY, AN AGENCY OF THE UNITED STATES OF AMERICA.

THIS SEVENTY-NINTH SUPPLEMENTAL INDENTURE, dated as of March 1, 2019, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 2.1 hereof);

WHEREAS, the Original Indenture has heretofore been amended and supplemented by seventy-eight Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the seventy-eight Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, the Company is entering into an Amended and Restated Loan Guarantee Agreement (the “Loan Guarantee Agreement”), with the U.S. Department of Energy, acting by and through the Secretary of Energy (or appropriate authorized representative) (“DOE”) which, among other things, provides the terms and conditions of an additional loan from the Federal Financing Bank (“FFB”) in a principal amount of up to $1,619,679,706 (the “Additional FFB Loan”);

WHEREAS, the Company’s obligation to repay the Additional FFB Loan will be evidenced by that certain Future Advance Promissory Note, dated the date of its authentication (the “2019 Future Advance Promissory Note”), from the Company to FFB, in the face principal amount of $1,619,679,706;

WHEREAS, DOE will guarantee the Company’s obligation to repay the Additional FFB Loan;

WHEREAS, the Company will be obligated to reimburse DOE for any payments made to FFB on behalf of the Company in connection with the Additional FFB Loan, and such reimbursement obligation by the Company with respect to the 2019 Future Advance Promissory Note will be evidenced by that certain Reimbursement Note, dated the date of its authentication (the “2019 Reimbursement Note”; together with the 2019 Future Advance Promissory Note, collectively, the “Notes”), from the Company to DOE;

WHEREAS, the Company desires to execute and deliver this Seventy-Ninth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of (i) providing for the creation and designation of the Notes as Additional Obligations and specifying the forms and provisions thereof, and (ii) subjecting, conveying and confirming unto the Trustee the property, rights, privileges, franchises, agreements and licenses more particularly described on Exhibit A attached hereto;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including (i) to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations, and (ii) to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Notes, to make the Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Seventy-Ninth Supplemental Indenture have been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS SEVENTY-NINTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property, rights, privileges, franchises, agreements and licenses described in Exhibit A attached hereto; subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2B of the Original Indenture, and to the rights of the Company under the Indenture including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SEVENTY-NINTH SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered, the Outstanding Secured Obligations are to be secured and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 1.1                                   Authorization and Terms of the 2019 Future Advance Promissory Note.

There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Future Advance Promissory Note” and referred to herein as the “2019 Future Advance Promissory Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 hereof.  The face principal amount of the 2019 Future Advance Promissory Note is limited to $1,619,679,706.

The 2019 Future Advance Promissory Note shall be authenticated and delivered as a Conditional Obligation pursuant to Section 4.8 of the Original Indenture. If the 2019 Future Advance Promissory Note is duly executed and issued by the Company, authenticated and delivered by the Trustee, and received and held by FFB, then any advance under the 2019 Future Advance Promissory Note made in compliance with Section 4.8 of the Original Indenture will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The 2019 Future Advance Promissory Note shall be dated the date of its authentication.  The 2019 Future Advance Promissory Note shall have a final maturity date of February 20, 2044, and each advance under the 2019 Future Advance Promissory Note shall bear interest from the date of advance until the maturity date for such advance (unless repaid sooner) at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof.  The 2019 Future Advance Promissory Note shall be authenticated and delivered to, and made payable to, FFB.

Section 1.2                                   Form of the 2019 Future Advance Promissory Note; Designation of DOE as Credit Enhancer.

The 2019 Future Advance Promissory Note and the Trustee’s certificate of authentication for the 2019 Future Advance Promissory Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the 2019 Future Advance Promissory Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

DOE, as guarantor of the 2019 Future Advance Promissory Note, or any successor thereto or assignee thereof in such capacity, is hereby designated the Credit Enhancer with respect to the 2019 Future Advance Promissory Note and shall have all rights granted under the Indenture pursuant to such designation; provided that Section 1.13 of the Original Indenture shall not apply to DOE or any successor thereto or assignee thereof in such capacity.  Pursuant to Section 1.20 of the Original Indenture, DOE shall be, and shall have the rights of, the Holder of the 2019 Future Advance Promissory Note for all purposes under the Indenture at all times during which the 2019 Future Advance Promissory Note continues to be guaranteed by DOE.

Section 1.3                                   Authorization and Terms of the 2019 Reimbursement Note.

There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Reimbursement Note” and referred to herein as the “2019 Reimbursement Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.4 hereof.

If the 2019 Reimbursement Note is duly executed and issued by the Company, authenticated and delivered by the Trustee, and received and held by the Holder thereof, then reimbursement obligations evidenced thereunder that relate to advances under the 2019 Future Advance Promissory Note made in compliance with Section 4.8 of the Original Indenture will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The 2019 Reimbursement Note shall be dated the date of its authentication.  The 2019 Reimbursement Note shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 1.4 hereof.  The

2019 Reimbursement Note shall be authenticated and delivered to, and made payable to, DOE (or appropriate authorized representative thereof).

The 2019 Reimbursement Note is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse DOE (or appropriate authorized representative thereof), as Credit Enhancer, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by DOE, pursuant to Title XVII of the Energy Policy Act of 2005 (26 U.S.C. 16511 et. seq.), as amended, of the 2019 Future Advance Promissory Note, and related interest, fees, costs, penalties, charges and other amounts as provided in Section 4.7 of the Original Indenture, and constitutes a “Credit Obligation” as described in Section 4.7 of the Original Indenture.

Section 1.4                                   Form of the 2019 Reimbursement Note.

The 2019 Reimbursement Note and the Trustee’s certificate of authentication for the 2019 Reimbursement Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the 2019 Reimbursement Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Section 1.5                                   Payments on the Notes.

All payments, including prepayments, made on the 2019 Future Advance Promissory Note shall be made as provided in the 2019 Future Advance Promissory Note and the Loan Guarantee Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due. All payments, including prepayments, made on the 2019 Reimbursement Note shall be made as provided in the 2019 Reimbursement Note and the Loan Guarantee Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to DOE (or appropriate authorized representative thereof), at the United States Treasury, Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The 2019 Future Advance Promissory Note has been issued pursuant and is subject to the terms of the Indenture, as supplemented by this Supplemental Indenture, and is secured and entitled to the benefits of and subject to the terms of the Indenture, as supplemented by this Supplemental Indenture.  A payment by the Company to the account provided for in Section 10(a) of the 2019 Future Advance Promissory Note of any principal, interest or other amount due under the 2019 Future Advance Promissory Note, which payment is received into such account on or prior to the date such payment is due pursuant to the terms of the 2019 Future Advance Promissory Note (each such payment being “Note Compliant Payment”), and whether or not DOE has caused an amount equal to all or any portion of such Note Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a), shall be deemed, for all purposes under the Indenture, including, but not limited to, Sections 8.1A, 8.1B and 13.1 of the Original Indenture, and only to the extent of such Note Compliant Payment, to have been duly and punctually paid and retired by the Company (and no amount of such Note Compliant Payment, or any associated late charges or other amounts that may accrue should DOE fail to cause an amount equal to all or any portion of such Note Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a), shall thereafter be secured under or otherwise subject to the benefits of the Indenture).  In the event of a Note Compliant Payment, no failure to pay, breach, default or Event of Default shall occur under the Indenture to the extent of such Note Compliant Payment (or with respect to any matching amount that was to be paid under the 2019 Future Advance Promissory Note) or the 2019 Future Advance Promissory Note, and no rights or remedies shall be available under the Indenture or with respect to the Trust Estate as a result of, and with respect to the amount of, such Note Compliant Payment or any associated late charges or other amounts that may accrue should DOE fail to cause an amount equal to all or any portion of such Note Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a).

ARTICLE II

MISCELLANEOUS

Section 2.1                                   Supplemental Indenture.

This Seventy-Ninth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of this Seventy-Ninth Supplemental Indenture, the Loan Guarantee Agreement and the Notes, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to the payment or redemption of all Obligations shall be applicable to the Notes to the same extent as if specifically set forth herein.  To the extent any provision, term, covenant or condition of the Indenture generally applicable to the payment or redemption of all Obligations is inconsistent with the express terms of this Seventy-Ninth Supplemental Indenture, the Loan Guarantee Agreement and the Notes, the applicable provision of this Seventy-Ninth Supplemental Indenture, the Loan Guarantee Agreement or the Notes shall be applicable to the Notes.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Seventy-Ninth Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, as such terms may have been amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.

Section 2.2                                   Recitals.

All recitals in this Seventy-Ninth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3                                   Successors and Assigns.

Whenever in this Seventy-Ninth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventy-Ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 2.4                                   No Rights, Remedies, Etc.

Nothing in this Seventy-Ninth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Seventy-Ninth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 2.5                                   Counterparts.

This Seventy-Ninth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.6                                   Security Agreement and Financing Statement.

To the extent permitted by applicable law, this Seventy-Ninth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor, is:

Oglethorpe Power Corporation (An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures Begin on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventy-Ninth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER
CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION), an
electric membership corporation organized
under the laws of the State of Georgia

	By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered by the Company in the presence of:	Attest:	/s/ Kimberly D. Adams
Kimberly D. Adams
Secretary

/s/ Shalewa Smith
Witness

/s/ Sharon H. Wright
Notary Public		[CORPORATE SEAL]

[NOTARIAL SEAL]

My commission expires:	October 22, 2019

[Signatures Continued on Next Page.]

[Signatures Continued from Previous Page.]

Trustee:	U.S. BANK NATIONAL
ASSOCIATION, as Trustee
a national banking association

	By:	/s/ Jack Ellerin
Signed and delivered by the Trustee in the presence of:		Authorized Agent

/s/ April Bright
Witness

/s/ Stephanie A. Cox
Notary Public

[NOTARIAL SEAL]

My commission expires:	July 17, 2021

Exhibit A

All of the Company’s right, title and interest in, to and under each of the following agreements (in each case, as the same may have been and may be amended, supplemented or otherwise modified from time to time, including, but not limited to, as described below):

The Construction Completion Agreement, dated as of October 23, 2017, between Georgia Power Company, acting for itself and as Owners’ Agent, and Bechtel Power Corporation

The Guarantee Agreement, dated as of October 23, 2017, by Bechtel Nuclear, Security & Environmental, Inc. in favor of Georgia Power Company, acting for itself and as Owners’ Agent

The Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Ownership Agreement and Amendment No. 4 to Development Agreement, dated November 2, 2017, by and among the Georgia Power Company, the Company, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, d/b/a Dalton Utilities (collectively, the “Vogtle 3 & 4 Owners), as amended by that First Amendment, dated August 31, 2018, and as further amended by the Global Amendment (defined below)

Amendment to Letter Agreement, dated January 24, 2018, by and between Georgia Power Company, as Owners’ Agent, and Southern Nuclear Operating Company, Inc., amending the Letter Agreement, dated July 28, 2006, and the Letter Agreement July 30, 2008

The Global Amendments to Vogtle Additional Units Agreements, dated as of February 18, 2019, among the Vogtle 3 & 4 Owners (the “Global Amendment”)

A-1

Schedule 1

RECORDING INFORMATION

FOR

                              COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Fourth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Fifty-Fifth Supplemental Indenture
Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture
Sixty-Third Supplemental Indenture
Sixty-Fourth Supplemental Indenture
Sixty-Fifth Supplemental Indenture
Sixty-Sixth Supplemental Indenture
Sixty-Seventh Supplemental Indenture
Sixty-Eighth Supplemental Indenture
Sixty-Ninth Supplemental Indenture
Seventieth Supplemental Indenture
Seventy-First Supplemental Indenture
Seventy-Second Supplemental Indenture
Seventy-Third Supplemental Indenture
Seventy-Fourth Supplemental Indenture
Seventy-Fifth Supplemental Indenture
Seventy-Sixth Supplemental Indenture
Seventy-Seventh Supplemental Indenture
Seventy-Eighth Supplemental Indenture